CONSENT OF CERTIFIED PUBLIC ACCOUNTANT


TO:  Global  Path,  Incorporated

As independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of Global Path, Incorporated (formerly Yournet, Inc.) for the year ended December 31, 2000 of our report dated April 29, 2001 and contained in the Registration Statement No. 333-73662 of Global Path Incorporated (formerly Yournet, Inc.) Form S-8 under the Securities Act of 1933 insofar as such report relates to the financial statements of Global Path Incorporated (formerly Yournet, Inc.) for the year ended December 31, 2000.


                                           /s/  STEFANOU  &  COMPANY,  LLP
                                               ---------------------------
                                               Stefanou  &  Company  ,  LLP
McLean,  Virginia
March  27,  2002